UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 29, 2012

Date of Report (Date of earliest event reported)

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Suite 1500 Philadelphia, PA		19103-3615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 977-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 29, 2012, Sunoco, Inc. (“Sunoco”), the parent of Sunoco Partners LLC (the “Company”), the general partner of Sunoco Logistics Partners L.P. (the “Partnership”), and Lynn L. Elsenhans (“Executive”) entered into a Termination Agreement (the “Termination Agreement”) that sets forth their mutual agreement as to the terms and conditions of Executive’s resignation from the Board of Directors of Sunoco and all other positions with Sunoco and its subsidiaries, including the Company and its subsidiaries.

Among other things, the Termination Agreement provides for, subject to the terms and conditions set forth therein, the accelerated vesting of Executive’s outstanding Partnership equity awards, including 36,819 Partnership share units (including associated dividend equivalent rights of $60,260). Sunoco filed a copy of the Termination Agreement as Exhibit 10.1 to its Current Report on Form 8-K filed on May 3, 2012, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Termination Agreement by and between Sunoco, Inc., and Lynn L. Elsenhans, dated April 29, 2012 (incorporated by reference to Exhibit 10.1 of Sunoco, Inc.’s (File No. 1-6841) Current Report on Form 8-K filed on May 3, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

	By:	Sunoco Partners LLC,
Dated: May 3, 2012		its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Termination Agreement by and between Sunoco, Inc., and Lynn L. Elsenhans, dated April 29, 2012 (incorporated by reference to Exhibit 10.1 of Sunoco, Inc.’s (File No. 1-6841) Current Report on Form 8-K filed on May 3, 2012).

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